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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 22, 1999, except for Notes 7 and 8, as to which the date is September 21, 2000, with respect to the financial statements and schedule included in this Registration Statement (Form S-1 No. 333-65676) and related Prospectus of Tellium, Inc. for the registration of shares of its common stock.

                                                /s/ Ernst & Young LLP

MetroPark, New Jersey

August 13, 2001